Exhibit 99.1

Oxford Immunotec Announces Chief Financial Officer Transition

OXFORD, United Kingdom and MARLBOROUGH, Mass., March 21, 2019 (GLOBE NEWSWIRE) -- Oxford Immunotec Global PLC (Nasdaq:OXFD) (the "Company"), a global, high-growth diagnostics company, today announced that Richard Altieri, the Company’s Chief Financial Officer (CFO), will retire on April 30, 2019. The Company has appointed Matthew McLaughlin, currently Chief Financial Officer, GE Healthcare – U.S. and Canada, as his successor. Mr. McLaughlin will join Oxford Immunotec as CFO on April 8, 2019.

Today’s announcement concludes an extensive search process conducted by the Company. As part of the planned succession, Mr. Altieri, who has led Oxford Immunotec’s global finance organization as CFO since 2012, will remain an active member of the Company’s management team until his retirement date.

“During his seven year tenure, Rick successfully managed multiple financing rounds, including the Company's IPO, the acquisition and financial integration of three companies and, most recently, the divestiture of our U.S. laboratory services business,” said Dr. Peter Wrighton-Smith, CEO of Oxford Immunotec. “We are grateful for his significant contributions to the continued growth of the company and wish him all the best in his retirement.”

“We are pleased to welcome Matt to the management team during this exciting time for the Company,” said Dr. Peter Wrighton-Smith, CEO of Oxford Immunotec. “Matt’s global operating experience as well as his strong finance and accounting background will be a great asset as we continue to grow the Company”.

Mr. McLaughlin joins Oxford Immunotec with extensive experience building and leading businesses through growth strategies, operational improvements, supply chain and strategic partnerships. He has been the CFO of GE Healthcare – U.S. and Canada since December 2016. In this role, he was responsible for driving top-line growth and margin expansion across the largest segment of GE Healthcare’s $19B business. In addition to his financial responsibilities, he played a key operational role driving improvements across the supply chain and install teams to not only increase customer experience, but to also improve working capital performance. Prior to that, Mr. McLaughlin worked at GE Aviation, serving as Chief Financial Officer of Global Supply Chain from May 2014 to December 2016, Chief Financial Officer of GE Avionics from March 2012 to April 2014 and Executive - Financial Planning and Analysis from 2009 to February 2012. Before that Mr. McLaughlin worked for General Electric as a member of the corporate audit staff, holding various positions and ultimately leading global audit coverage of three GE businesses, including GE Aviation. Mr. McLaughlin earned his bachelor’s degree in Business Administration from Northeastern University.

About Oxford Immunotec

Oxford Immunotec Global PLC is a global, high-growth diagnostics company focused on developing and commercializing proprietary assays for immunology and infectious disease. The Company's T-SPOT®.TB test has been approved for sale in over 50 countries, including the United States, where it has received pre-market approval from the Food and Drug Administration, Europe, where it has obtained a CE mark, as well as Japan and China. The Company is headquartered near Oxford, U.K. and in Marlborough, MA. Additional information can be found at www.oxfordimmunotec.com.

T-SPOT and the Oxford Immunotec logo are trademarks of Oxford Immunotec Ltd.

Forward-Looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this release are forward-looking statements. This includes statements about Oxford Immunotec's anticipated plans and objectives, future performance and revenues, financial condition, prospects for sales of its products, growth, strategies, expectations and objectives of management. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements contained in this release reflect Oxford Immunotec's current expectations and are subject to risks and uncertainties. Actual results may differ materially from those projected or implied by forward-looking statements. Other factors that could adversely affect Oxford Immunotec's business and prospects are described under the "Risk Factors" section in its filings with the Securities and Exchange Commission ("SEC"). Oxford Immunotec's SEC filings are available for free by visiting the investor section of its website, www.oxfordimmunotec.com, or the SEC's website, www.sec.gov.

Investors should give careful consideration to these risks and uncertainties. Forward-looking statements contained herein are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. Investors should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this release. Oxford Immunotec does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACTS:

For Media and Investor Inquiries:

Karen Koski

VP, Strategy & Investor Relations

Oxford Immunotec

Tel: +1 (508) 556-1377

kkoski@oxfordimmunotec.com